Exhibit 99.1

Tivic Reports First Quarter 2024 Financial Results and Subsequent Events

SAN FRANCISCO – (Business Wire) – May 15, 2024 – Tivic Health® Systems, Inc. (“Tivic”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced its first quarter 2024 financial results with discussion of subsequent events.

"Q1 2024 and the weeks thereafter represent a critical juncture in Tivic's advancement in the bioelectronics field. We increased gross profit and reduced operating loss year-over-year by stabilizing our cost of goods, improving our technology, simplifying our sales channels, and focusing our marketing strategies, resulting in nearly 30% reduction in operating loss" said Jennifer Ernst, CEO of Tivic Health.

"We also passed a major milestone in our non-invasive vagus nerve stimulation (nVNS) program, completing enrollment in our clinical research at the Feinstein Institutes for Medical Research at Northwell Health in Q1 2024. We subsequently announced in May that, with a non-invasive VNS system, we had successfully demonstrate substantive changes in heart rate variability, autonomic nervous system activity and neurologic activity, at magnitudes equivalent in many cases to implanted technologies. We believe that the opportunity for Tivic in this field is significant, and I look forward to discussing this program further with investors as we move forward."

The Company's novel non-invasive cervical vagus nerve stimulation approach opens the door for Tivic to address several high-value medical conditions in neurology, psychiatry and cardiology including potential clinical use cases in epilepsy, stroke, depression and post-traumatic stress disorder.

Recent Events

On May 8, 2024, the Company announced the final results of their pilot research study with The Feinstein Institutes for Medical Research at Northwell Health. Through this collaboration, Tivic Health has confirmed the effectiveness of its patent-pending non-invasive cervical vagus nerve stimulation (ncVNS) approach, which induces responses in the autonomic, cardiac, and central nervous systems and has the potential to have clinical utility in several major disease areas.

On May 13, 2024, we sold an aggregate of 4,710,000 shares of our common stock, together with Series A Warrants to purchase 4,710,000 shares of our common stock and Series B Warrants to purchase 7,065,000 shares of our common stock, to certain investors at a combined public offering price of $0.85 per share and accompanying warrants. This offering resulted in aggregate gross proceeds to the Company of $4.0 million. Aggregate net proceeds to the Company, after deducting the placement agent's fees and offering expenses paid by the Company, was approximately $3.5 million. Maxim Group LLC served as the placement agent for the offering. The securities issued in connection with the offering were registered pursuant to the registration statement on Form S-1 (File No. 333-278383), which was initially filed with the Commission on March 29, 2024, and amended on April 29 and May 8, 2024, and which the Commission declared effective on May 9, 2024.

Q1 2024 Business Activities and Operational Updates

In the first quarter of 2024, the company:

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Launched ClearUP 2.0 and began decommissioning older models. The new version included new power management circuitry and improved power management for faster charging and longer battery life.
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Entered a limited exclusive distribution agreement with one of the Top 10 Medical Equipment Distributors and Suppliers in the nation. Under the terms of the agreement, the distributor will have certain exclusive distribution rights for Tivic Health’s ClearUP product for Walmart, Target, eBay and Kroger, as well as non-exclusive distribution rights in other specified on-line channels.
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Announced completion of enrollment in our clinical study with The Feinstein Institute for Medical Research at Northwell Health, testing a proprietary approach to non-invasive vagus nerve stimulation.
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Continued to invest in our intellectual property portfolio, filing our first vagus nerve stimulation patent and prosecuting existing filings.

Q1 2024 Financial Performance

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Revenue for Q1 2024 was $334 thousand, compared to $376 thousand for Q1 2023, a decrease of $42 thousand, or 11%, due reduced unit sales volume offset by increased selling price.
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Gross profit was $167 thousand, compared to $113 thousand in Q1 2023, an increase of 48%.
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Gross margin was 50% in Q1 2024, compared to 30% in Q1 2023.
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Total operating expenses for Q1 2024 were $1.6 million, compared to $2.2 million for Q1 2023, a decrease of $581 thousand, or 26%.
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Net loss was $1.5 million in Q1 2024, compared to $2.1 million in Q1 2023, a decrease of 29%.
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Cash and cash equivalents totaled $1.7 million as of quarter end.

As of May 14, 2024, including the net proceeds of the May public offering, the company had approximately $4.7 million of cash and cash equivalents and we continued to maintain a no debt balance sheet.

The company’s MD&A and consolidated financial statements for the quarter ended March 31, 2024 will be filed with the Securities and Exchange Commission on May 15, 2024 with the company’s Quarterly Report on Form 10-Q. The company's previous public filings may be found on www.sec.gov and can also be located on Tivic’s website at: https://tivichealth.com/investor/#SEC.

Conference Call and Webcast Information

Management will host a webcast/conference call on Wednesday, May 15, 2024, at 1:30 PM PT / 4:30 PM ET to discuss the company’s first quarter 2024 financial results and provide a business update, including comments on the direction the company is heading in 2024.

The conference call will be available via telephone by dialing toll-free 877-545-0523 for local callers; or 973-528-0016 for international callers and using entry code 464810.

The conference call will also be available via Webcast link: https://www.webcaster4.com/Webcast/Page/2865/50489

An audio replay of the call will be available from the “Investor” page on the Tivic Health website at https://tivichealth.com/investor/.

About Tivic

Tivic is a commercial health tech company advancing the field of bioelectronic medicine. Tivic’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic’s first commercial product, ClearUP, is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information, visit http://tivichealth.com@TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market, economic and other conditions; supply chain constraints; macroeconomic factors, including inflation; the company's financial condition; the company’s ability to raise additional capital on favorable terms if and when necessary; changes in regulatory requirements; and unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Investor Contact:
Hanover International, Inc.
ir@tivichealth.com

Tivic Health Systems, Inc.

Condensed Balance Sheets

(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$1,668	$3,395
Other current assets	1,159	1,257
TOTAL CURRENT ASSETS	2,827	4,652
PROPERTY AND EQUIPMENT, NET	121	122
NONCURRENT ASSETS	338	383
TOTAL ASSETS	$3,286	$5,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$812	$1,208
Other current liabilities	180	193
TOTAL CURRENT LIABILITIES	992	1,401
TOTAL LONG-TERM LIABILITIES	141	176
STOCKHOLDERS' EQUITY
Common stock	0	0
Additional paid in capital	41,520	41,466
Accumulated deficit	(39,367)	(37,886)
TOTAL STOCKHOLDERS' EQUITY	2,153	3,580
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,286	$5,157

Tivic Health Systems, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
REVENUES	$334	$376
COST OF SALES	167	263
GROSS PROFIT	167	113
OPERATING EXPENSES
Research and development	256	490
Sales and marketing	505	458
General and administrative	887	1,281
TOTAL OPERATING EXPENSES	1,648	2,229
NET OPERATING LOSS	(1,481)	(2,116)
NET LOSS	$(1,481)	$(2,116)
NET LOSS PER SHARE - BASIC AND DILUTED	$(1.01)	$(10.52)
WEIGHTED-AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	1,467,740	201,222